SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K/A

                               CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               July 9th, 2001
                              ----------------
                              Date of Report
                     (Date of Earliest Event Reported)


                        UNITED FILM PARTNERS, INC.
             --------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


  Texas                       00-32681                 76-0676164
---------------              -----------            ------------------
(State or other              (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


                  1224 N. Lincoln St., Burbank, CA 91506
                 ----------------------------------------
                 (Address of principal executive offices)

                              949-271-9198
                      -------------------------------
                      Registrant's telephone number

                        ILN BETHANY CORPORATION
                  15007 Grove Gardens, Houston, TX 77082
               ---------------------------------------------
                 (Former name and address of Registrant)



ITEM 1.     CHANGES IN CONTROL OF REGISTRANT


(a) Pursuant to an Agreement and Plan of Reorganization dated July 9, 2001 the ("Plan"), between the Registrant ("the Company"); the Sole Shareholder of the Registrant (ILN Industries, LLC); United Film Partners, Inc., a Delaware corporation ("UFP"); and the stockholders of UFP, as listed in the Plan (see exhibit 2.1), UFP's Stockholders became the controlling stockholders of the Registrant in a transaction viewed as an asset purchase. The Plan will be treated as a purchase of UFP for accounting purposes, and the effective date of the Plan was July 9, 2001.


The Plan was adopted, ratified and approved by the sole shareholder, officer and director of the Registrant, and by the unanimous consent of the Board of Directors and the majority of the UFP Stockholders.

The source of the consideration used by UFP's Stockholders to acquire their respective interest in the Registrant was the exchange of 100% of the assets and liabilities of UFP for 30 million "unregistered" and "restricted" shares of $0.0001 par value common stock of the Registrant, pursuant to the Plan.

The basis of the "control" by UFP's Stockholders is stock ownership. See the table below under Paragraph (b) of this Item.

The sole stockholder of the Registrant and the percentage of ownership of such outstanding voting securities of the Registrant prior to the completion of the Plan was ILN Industries, LLC, who owned 5,000,000 shares or 100%, as reported in the Registrant's 10-SB/12g, which has been filed with the Securities and Exchange Commission.

Pursuant to the Plan, the Registrant was required:

     1. To issue 30 Million "unregistered" and "restricted" shares of $0.0001 par value common stock as the sole consideration for the assets of UFP and the assumption of its liabilities;

     2. Following resignations, in seriatim, of the director and executive officers of the Registrant, to designate and elect, in seriatim, Kevin Reem as President and Director; Stephen Stotesbery as Secretary and director; and Terence M. O'Keefe as Treasurer and Director of the Registrant, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignations or terminations.

Taking into account the shares issued to UFP's stockholders, there will be 35 Million issued and outstanding shares of common stock of the Registrant as a result of the foregoing.

A copy of the Plan of Reorganization is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

(b) The following table contains information regarding the shareholdings of UFP's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):



                                 Number of shares of      Percent of
                                 Common Stock             Common  Stock
Name                             Beneficially Owned       Beneficially
Owned
--------------------            --------------------     ---------------
KEVIN REEM, PRESIDENT                10 MILLION                 28.67%
1224 LINCOL ST.
BURBANK, CA 91506

STEPHEN STOTESBERY, SECRETARY        10 MILLION                 28.67%
2715 ABBOT KINNEY BLVD. #15
VENICE CA 90291

TERENCE M. O'KEEFE, TREASURER        10 MILLION                 28.67%
12111 BEATRICE STREET
CULVER CITY, CA 90230

ILN INDUSTRIES, LLC, SHAREHOLDER      5 MILLION                 14%
15007 GROVE GARDENS
HOUSTON, TX 77082




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 9, 2001 the Company fully consummated the acquisition of UFP in accordance with the "Plan" described in Item 1 above. The consideration given for the assets and liabilities of UFP was the issuance of 30 Million "unregistered" and "restricted" shares of the Company's Stock. The transaction was consummated July 9, 2001. See Item 1 above for additional information regarding the transaction.

(a) See Item 1 of this Report. The consideration exchanged under the Plan was negotiated at "arms length" between the directors and executive officers of the Registrant and the United Film Partners, Inc. Stockholders, and the Board of Directors of the Registrant used criteria used in similar proposals involving the Registrant in the past, including the relative value of the assets of the Registrant; its present and past business operations; the future potential of UFP; its management; and the potential benefit to the stockholders of the Registrant. The Board of Directors determined in his good faith that the consideration for the exchange was reasonable, under these circumstances.

No director, executive officer or person who may be deemed to be an affiliate of the Registrant had any direct or indirect interest in UFP prior to the completion of the Plan.

(b) The Registrant, intends to continue the business operations formerly conducted by United Film Partners, Inc., which are described below under the caption Business.

BUSINESS

The Registrant, having purchased the assets of UFP will be engaged in the business of actively pursuing development of film and television properties and the sale of fully "packaged" film and television properties. It is the overall business goal of The Registrant to become a full service development company whose projects may be completed and brought to market within a budget of $225,000 and $700,000 per project. The company will be active in feature length movie, MOW and T.V. series "Packaging."

PLAN OF OPERATIONS

The Company's current plan is to concentrate its business development efforts on opportunities available in the film production business, including made for TV series. The development of two motion picture projects and 1 cable t.v. series will receive the bulk of the company's management time and financial resources, if and when the financial resources become available.

The Company is in the process of establishing itself as packager of filmed entertainment products. The Company intends to cover an untapped market based upon the knowledge that the sums of money currently spent by the major studios far exceed the actual costs required to develop and package motion pictures and TV shows. Due to existing overhead and volume, a major studio may spend as much as two million dollars ($2,000,000.00) and two years time developing a concept to the point of beginning production on that particular project. The Company is positioned to exploit that market as the foundation of the company's future.

The Company's major marketing strategy is based on selling "within budget" fully "Packaged" productions to the marketplace at highly competitive prices. This includes video and cable distribution outlets in addition both the domestic and foreign markets. The growing availability for viewers in countries outside the USA to receive USA cable network productions from HBO, Show Time and others, has increased demand for the type of programming that The Company is planning to "Package".

The Company will establish sales outlets, through strategic alliances, through out its market place. A strong company representative network, coupled with well-chosen, competently packaged projects will provide a basis for success. Under its marketing plan the company is also developing relationships with writers and independent producers to assure that the Company has a constant flow of projects under review. Included in this stream of projects are feature length films, made for TV films "MOW's", mini series for TV, TV feature series, Cable T.V. Series. While each has a different market place, they all, as in any business, want the most for the least cost. The company has as one of its missions, the cost efficient packaging of its projects. Cost efficiency will become a hallmark of UFP and will be the source of the company's internal growth.

To date The Company's current business activities have consisted primarily of developing a business plan, assembling a management team, and pursuing packaging opportunities and financing.

DESCRIPTION OF PROPERTY

The Company owns only intellectual property and it's assets are based on the value of that property. These values are based on the sales values of the properties and are calculated at an industry standard 2% of the projects budget or Writers Guild of America minimums. The company's executive offices are located in Burbank, CA. The company believes the office space will be sufficient for the near future and has plans to move into a larger space when and if operational financing is secured.

MANAGEMENT

Names                   Title or Position                   Ages

Kevin Reem              President/CEO and Director          38
Stephen Stotesbery      Secretary/COO and Director          34
Terence M. O'keefe      Treasurer/COO and Director          40
Michael Mendieta        CFO                                 **


RESUME

KEVIN REEM, Chief Executive Officer, President and Director.
Kevin Reem is a multiple award winning film and video producer with over twenty years experience in the entertainment industry. His many skills encompass producing, directing, production management, postproduction supervising, AVID digital editing, and writing. Kevin is the creator of Magic Window Productions, a production company that has developed marketing tapes, television programs, promotional trailers, theme park films and commercials. He ran Magic Window productions for six years, and then went on to successfully create a production company for Soundelux/Hollywood Edge. Kevin has held management and producer positions with the Walt Disney Company in three major divisions, The Disney Channel, Walt Disney Home Video International and
Walt Disney Imagnineering. As an "Imagineer" he worked as producer, director, and designer on the multi-formatted films that are currently playing at EPCOT center and Tokyo Disneyland. At the Disney Channel he wrote and produced television trailers and specials. As a producer for Walt Disney Home Video he ran the production division, conceptualizing, writing, supervising and producing product as well as marketing material for the company.

STEPHEN STOTESBERY, Secretary, Executive VP and Director.
Stepehn Stotesbery is an active producer and production manager with 10 years experience in the entertainment industry. He has been a SAG signatory producer since 1996 and a member of the International Alliance of Theatrical and Stage Employees since 1992. In 1995, Mr. Stotesbery collaborated with Vanguard Productions to produce "The Bad Pack"; an action packed feature starring Robert Davi, Ralph Mueller and Roddy Piper. In 1996 he began working as a freelance budgeting and scheduling consultant, creating budgets and schedules for over 30 features with budgets ranging from $300,000 to $32,000,000.

In October 1997, Drew packaged an animated feature entitled
Penguinmania for Lee Taylor of Taylor Productions and in November of 1998, he joined forces with Kevin Reem as a development consultant. Mr. Stotesbery studied Television Production and Theatrical Stage Lighting at the University of Wisconsin-Madison earned his Honors Degree of Bachelor of Fine Arts in Filmmaking from the University of Wisconsin-Milwaukee, where he studied producing, directing, and writing for live action and animation. Mr. Stotesbery produced, directed and wrote several short live action dramas, a documentary and several animated shorts while studying for his degree, including the films, "When It Touches Both Hoops," which won an award for Best Drama at the Wisconsin Media Arts Festival and "Novas Ordo Seclorum" which won an award for best editing.

TERENCE M. O'KEEFE, Treasurer, Executive VP and Director.
Mr. O'Keefe has worked in the film industry for over fifteen years and draws upon his seasons of experience to make his film productions so successful. He graduated from Northeastern University with a Bachelor of Science Degree in Public Communications and received his Masters Degree in Film Production from Loyola Marymount University.

Mr. O'Keefe served as Director of Multimedia for one of the largest mortgage Bank Company in the United States, Countrywide Funding Company. While there, he was responsible for the design and implementation of the new Multimedia department, which used
CD-ROM and the latest interactive technology. He also wrote, produced and directed many of their industrial films and television commercials, including The 60 second Refinance commercial which won a Telly Award for best regional spot.

Mr. O'Keefe formed Vanguard Productions in 1986 to establish a production company with a vision of making high quality independent films for the global market. Vanguard Productions currently has one feature film in post production and two feature films in development and their first feature, "We The People," debuted at the 1995 Cannes Film Festival and was one of only two American films selected to screen at the 1995 Moscow Film Festival. Vanguard Productions also co-produced with Showcase Entertainment the feature film
"The Bad Pack," starring Robert Davi, Roddy Piper and Ralf Moeller and with World International Network on the coming of age drama, "Wanted," starring Timothy Busfield, Michael Sutton, Tracy Gold, and Robert Culp in which Mr. O'Keefe also served as writer/director. Mr. O'Keefe's latest co-venture was with Lions Gate Films on the feature "Route 666," starring Lou Diamond Phillips and Lori Petty.


R. MICHAEL MENDIETA, Chief Financial Officer.
R. Michael Mendieta was the Director of Finance / Accounting, International Television Distribution for Sony Pictures Entertainment. Some of Mendieta's primary responsibilities are overseeing the annual budget, quarterly forecasts, and four-year plans for Sony Pictures Entertainment international revenues. He analyzes the financial impact of new agreements and business opportunities, oversees quarterly marketing reports for international marketing and oversees financial reporting for thirteen territories. Prior to working at Sony, Mr. Mendieta was the Director of Home Video & Television Reporting, International / Domestic for DreamWorks S.K.G. He prepared monthly internal and external financials in accordance with FAS 53, interfaced between operations, production, and corporate finance / accounting regarding contract administration and home video and television matters. Prior to DreamWorks S.K.G., Mr. Mendieta was Manager of Financial Reporting for A&M Records.

R. Michael Mendieta graduated from Bowling Green State University with a Bachelors of Science degree in Business Administration majoring in Accounting with a minor in Computer Science. He graduated from the University of Southern California with a MBA in Entertainment Finance.

MANAGEMENT RESPONSIBILITIES:

As CEO, Kevin Reem's duties will be to oversee the packaging and development of The Company's motion picture and television projects. He will be responsible for establishing and maintaining a strong market position for the Company in the industry. He will oversee and ensure implementation of the company operational strategies. Mr. Reem will be responsible for developing strong national and international relationships with investment and industry resources as well as maintaining and nurturing existing resources.

 As Executive VP's of Development, Stephen Stotesbery and Terence M. O'Keefe's will utilize their industry contacts to acquire properties that will help the Company remain versatile and competitive in an ever changing international and domestic market. Working with writers, directors, agents and casting directors they will develop and package each project to make it a marketable commodity in the motion picture and/or television industry. Once a project is fully developed and packaged they will use their knowledge of the film industry to ascertain the best production avenue that will guarantee the most success and profit for the sale each project.

As CFO, R. Michael Mendieta will institute accounting and finance policies and procedures for the Company. He will solely responsible for creating and implementing business processes and integrated accounting software. Mr. Mendieta will oversee annual budget preparation and monthly budget variance analysis as well as manage accounting.

EXECUTIVE COMPENSATION

Once funding is secured, the Company will enter into employment agreements with each of Reem, Stotesbery, O'Keefe and R. Michael Mendieta effective as of July 9th, 2001. Under their respective Employment agreements, Reem, Stotesbery, O'Keefe and Mendieta will receive

An annual salary of at least the following, increasing for inflation according to the terms of their agreements:

            Executive                                 Annual base salary
            Kevin Reem, CEO                                 $100,000

            Stephen Stotesbery (as DS II, inc.), COO        $100,000

            Terence M. O'Keefe, COO	                        $100,000

            R. Michael Mendieta, CFO                        $100,000



In addition during the development stage the Company will enter into consulting agreements in which each Executive will receive the following restricted stock grants pursuant to the 2001 stock incentive plan and stock grant agreement to be filed with SEC registration form S-8.


            Executive                                Development Salary
            Kevin Reem, CEO                           100,000 shares

            Stephen Stotesbery (as DS II, inc.),      100,000 shares
            Secretary

            Terence M. O'Keefe, Treasurer             100,000 shares

            R. Michael Mendieta, CFO                  100,000 shares



An annual bonus based upon the Company's achievement of operating targets as Established each year by the three executives acting together, and in good faith as the board of directors. This bonus is based on a sliding scale, which is based on a percent of the targeted earnings before interest, taxes, depreciation, and non-film amortization, which is referred to as EBITDA, in accordance with the terms of their respective employment agreements.


RISK FACTORS

Limited Operating History.
The Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. Its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, it must, among other things, respond to competitive developments. There can be no assurance that the Company will be successful in addressing such risks.

FUTURE CAPITAL REQUIREMENTS

Uncertainty of Future Funding.
The Company presently has extremely limited operating capital. It will require substantial additional funding in order to realize ts goals of commencing nationwide marketing of its products and services. Depending upon the growth of its business operations, and the acceptance of its products and services, the Company will need to raise substantial additional funds through equity or debt financing, which may be very difficult for such a speculative enterprise. There can be no assurance that such additional funding will be made available to the Company, or if made available, that the terms thereof will be satisfactory to the Company. Furthermore, any equity funding will cause a substantial decrease in the proportional ownership interests of existing stockholders.

GOVERNMENT REGULATION

The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally.

LIMITED MARKET FOR COMMON STOCK

Limited Market for Shares. Any market price that may develop for shares of common stock of the Company is likely to be very volatile, and factors such as success or lack thereof in developing and marketing the Company's products and services, competition, governmental regulation and fluctuations in operating results may all have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock in any market that may develop.

DILUTION

Dilution usually results from the substantially lower prices paid by insiders for their securities in a company when compared with the price being paid by other investors. Financial Statements of the Company and the Pro Forma Combined Balance Sheets and Statements of Operations of the Registrant and UFP taking into account the completion of the Plan, and as described under Item 7 have not been completed to date.
The issuance of the securities to the UFP stockholders will substantially dilute the interest of other stockholders in the Registrant.

FUTURE SALES OF COMMON STOCK


There is presently no market for the shares of common stock of the Registrant. See the Risk Factor "Limited Market for Common Stock; Limited Market for Shares," above. Future sales of securities pursuant to Rule 144 of the Securities and Exchange Commission may have an adverse impact on any market which may develop in the Registrant's securities. Presently, Rule 144 requires a one year holding period prior to public sale of "restricted securities" in accordance with this Rule; the Directors could each sell (i) an amount equal to 1% of the total outstanding securities of the Registrant in any three month period or (ii) the average weekly reported volume of trading in such securities on all national securities and exchanges or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice under Rule 144 (this computation is not available to OTC Bulletin Board companies), with the one year holding period to have commenced on July 9, 2001.


VOTING CONTROL

By virtue of their collective ownership of approximately 85.71% of the Registrant's outstanding voting securities, the current Directors have the ability to elect all of the Registrant's directors, who in turn elect all executive officers, without regard to the votes of other stockholders. Collectively, these persons may be deemed to have absolute control over the management and affairs of the Registrant.

DEPENDENCE ON KEY PERSONAL

The Registrant's performance is substantially dependent on the performance of its executive officers and key employees. Given the Registrant's early stage of development, the Registrant is dependent on its ability to retain and motivate high quality personnel, especially its current management. The Registrant does not have a "key person" life insurance policy on any of its employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, operating results or financial condition of the Registrant.

DIVIDENDS

The Registrant does not anticipate paying dividends on its common stock in the foreseeable future. Future dividends, if any, will depend upon the Registrant's earnings, if any, and subscribers who anticipate the need of cash dividends from their investment should refrain from the purchase of the Shares being offered hereby.

PENNY STOCK

The Registrant's securities are deemed to be "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission; This designation may have an adverse effect on the development of any public market for the Registrant's shares of common stock or, if such a market develops, its continuation, as broker-dealers are required to personally determine whether an investment in the securities is suitable for customers prior to any solicitation of any offer to purchase these securities.

Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange;
(iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i)above);
or (iv) of an issuer with net tangible  assets less than $2,000,000
(if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

Further, Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii)above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for purchasers of the Registrant's common stock to resell their shares to third parties or to otherwise dispose of them.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

The Bylaws of the Registrant provide for indemnification to the fullest extent allowed under the Texas Business Corporations Act. Generally, under this Act, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than action by or any right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful. It is the position of the Securities and Exchange Commission that indemnification against liabilities for violations of the federal securities laws, rules and regulations is against public policy.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5.  OTHER EVENTS

        See Item 1.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The sole officer and director of ILN Bethany Corporation resigned as an officer and director of ILN Bethany Corporation effective upon completion of the Acquisition.

ITEM 7.  FINANCIAL STATEMENTS

                       UNITED FILM PARTNERS, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                        FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001
                               (UNAUDITED)


                       UNITED FILM PARTNERS, INC.
                     (A DEVELOPMENT STAGE COMPANY)


                              CONTENTS

                                                              Page
                                                              ----

INDEPENDENT REVIEWER'S REPORT                                  F-1

FINANCIAL STATEMENTS

  Balance Sheets                                               F-2

  Statement of Operations During                               F-3
  the Development Stage

  Statement of Cash Flows                                      F-4

  Statement of Stockholder's Equity                            F-5

NOTES TO FINANCIAL STATEMENTS                           F-6 to F-8



The September 11, 2001 tragedy at the World Trade Center has caused our review to be delayed. Our Financial Review will be filed via an 8-K amendment.

                                F-1

                       United Film Partners, Inc.
                      A Development Stage Company
                    Balance Sheets as of July 9, 2001
                               (Unaudited)


ASSETS

    Cash                                                  $    0
    Accounts receivable                                        0
    Inventory                                                  0
    Other                                                      0

  TOTAL ASSETS                                            $    0
                                                          =======

LIABILITIES AND STOCKHODERS' EQUITY

LIABILITIES
    Accounts payable                                           0
    Other                                                      0

  TOTAL LIABILITLES                                            0
                                                          -------

STOCKHOLDERS' EQUITY

  Preferred stock ($.0001 par value; 20,000,000
    shares authorized; none outstanding)                       0
  Common stock ($.0001 par value; 100,000,000
    shares authorized; 5,000,000 outstanding)                500
  Additional paid in capital                               1,738
  Stock subscription receivable                           (1,000)
  Accumulated deficit                                     (1,238)
                                                          -------
  Net stockholders' equity                                     0
                                                          -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $    0
                                                          =======

                       United Film Partners, Inc.
                      A Development Stage Company
                  Balance Sheets as of September 30, 2001
                              (Unaudited)

ASSETS
    Cash                                                  $      0
    Accounts receivable                                          0
    Inventory                                              890,000
    Other (deferred tax asset, less
     valuation allowance of $185)                                0

  TOTAL ASSETS                                            $890,000
                                                          ========
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
    Accounts payable                                             0
    Other                                                        0

  TOTAL LIABILITIES                                              0
                                                          --------
STOCKHOLDERS' EQUITY

  Preferred stock ($.0001 par value; 20,000,000
    shares authorized; none outstanding)                         0
  Common stock ($.0001 par value; 120,000,000
    shares authorized; 35,650,000 outstanding)               1,500
  Additional paid in capital                               891,924
  Stock subscription receivable                                  0
  Accumulated deficit                                       (3,424)
                                                          --------
  Net stockholders' equity                                 890,000
                                                          --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $890,000
                                                          ========

                        United Film Partners, Inc.
                       A Development Stage Company
              Pro Forma Balance Sheets as of December 31, 2001
                              (Unaudited)

ASSETS

    Cash                                                  $1,751,000
    Accounts receivable                                            0
    Inventory                                                890,000
    Other (deferred tax asset, less valuation
     allowance of $185)                                            0

  TOTAL ASSETS                                            $2,641,000
                                                           =========
LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES
    Accounts payable                                               0
    Other                                                          0

  TOTAL LIABILITIES                                                0
                                                           ---------
STOCKHOLDERS' EQUITY

  Preferred stock ($.0001 par value; 20,000,000
    shares authorized; none outstanding)                           0
  Common stock ($.0001 par value; 120,000,000
    shares authorized; 36,487,500 outstanding)             2,001,500
  Additional paid in capital                                 891,924
  Stock subscription receivable                                    0
  Accumulated deficit                                       (252,424)
                                                           ----------
  Net stockholders' equity                                 2,641,000
                                                           ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $2,641,000
                                                           ==========

                                   F-2

                       United Film Partners, Inc.
                       A Development Stage Company
                         Statement Of Operations
                              (Unaudited)


               Actuals through   Actuals through      Pro Forma thru
               July 9, 2001      September 30, 2001   December 31, 2001


Project Sales       $0                 $0                   $0
Executive            0                  0                    0
Producer Fees
Financing Revenue    0                  0                    0
Profit Participation 0                  0                    0
 Revenue
Total Revenues       0                  0                    0
Cost Of Sales        0                  0                    0
Gross Margin         0                  0                    0
Advertising /        0                  0                    0
 Initial Public
 Offering
Bank Fees            0                  0                  250
Equipment / Supplies 0                585               12,000
Office Rent          0                  0               12,000
Telephone &          0                 60                3,250
  Utilities
Postage / Messenger  0                101                1,375
Miscellaneous      300                560                  875
Travel               0                  0                  875
Printing             0                100                  625
General Accounting   0                  0                3,000
Audit Fees           0                600                1,500
Payroll              0                  0              111,500
Transfer Agent       0                180                    0
Contigency           0                  0                6,750
Story Rights         0                  0               70,000
Legal Fees           0                  0               10,000
Professional Fees  938                  0                    0
Casting Fees         0                  0               10,000
Script Breakdown     0                  0                1,500
 /Budgeting
Promotions           0                  0                3,500
Pay or Play Fees     0                  0                    0
Total operating  1,238              2,186              249,000
 expenses

Operating income(1,238)            (2,186)            (249,000)

Depreciation         0                  0                    0
Interest income      0                  0                    0
Net income     ($1,238)           ($2,186)           ($249,000)

Earnings per share ($0)               ($0)                 ($0)

Weighted average 5,000,000       20,325,000          36,068,750
 shares outstanding


                                    F-3

                         United Film Partners, Inc.
                        A Development Stage Company
                         Statement of Cash Flows
                                (Unaudited)


                  ITD through     ITD through          Pro forma ITD through
                  July 9, 2001    September 30, 2001   December 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss           ($1,238)          $3,424)          ($252,424)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN
  OPERATING ACTIVITIES

Amortization and       0                  0                   0
 Depreciation

CHANGES IN OPERATING ASSETS AND LIABILITIES

Accounts receivable     0                 0                   0
Accounts payable        0                 0                   0
Inventory               0          (890,000)           (890,000)
Other                   0                 0                   0
Net cash used in   (1,238)         (893,424)         (1,142,424)
 operating activities

CASH FLOWS FROM INVESTING ACTIVITIES

Other                   0                0                   0
Net cash used in        0                0                   0
 operating activities

CASH FLOWS FROM FINANCING ACTIVITIES

Contirubted capital   1,738           891,924             891,924

Proceeds from stock     500             1,500           2,001,500
 issuance

Stock subscription   (1,000)                0                   0
 receivable

Net cash provided by  1,238           893,424           2,893,424
 financing activities

Net increase in cash      0                 0           1,751,000
 and cash equivalents

Cash and cash             0                 0                   0
 equivalents -
 beginning of period

Cash and cash       $     0           $     0          $1,751,000
 equivalents -
 end of period

                                   F-4

                           United Film Partners, Inc
                         A Development Stage Company
                       Statement Of Stockholder's Equity
                                (Unaudited)


                     Common          Preferred      Additional        Stock        Accumulated      Total
Description     Shares    Amount  Shares    Amount   Paid In       Subscription      Deficit        Stock
                                                     Capital        Receivable       Retained       holder's
                                                                                     Earnings       Equity
--------------------------------------------------------------------------------------------------------------
Stock issued   5,000,000    $500      0       $0         $500        ($1,000)             $0            $0
  for cash

Contributed       0            0      0        0        1,238              0               0          1,238
  capital

Net loss and      0            0      0        0            0              0          (1,238)        (1,238)
  cumulative
  loss during
  development
  stage
--------------------------------------------------------------------------------------------------------------
Balance,     5,000,000       500      0        0        1,738         (1,000)         (1,238)            0
  July 9,
  2001
==============================================================================================================

Stock issued 30,650,000    1,000      0        0            0          1,000               0         2,000
  for cash

Contributed       0            0      0        0      890,186              0               0       890,186
  capital

Net income and    0            0      0        0            0              0          (2,186)       (2,186)
  cumulative
  earnings
--------------------------------------------------------------------------------------------------------------
Balance,   35,650,000      1,500      0        0      891,924              0          (3,424)       890,000
  September
  30, 2001
==============================================================================================================

Stock issued  837,500  2,000,000      0        0            0              0               0      2,000,000
  for cash

Contributed       0            0      0        0            0              0               0              0
  capital

Net income        0            0      0        0            0              0         (249,000)     (249,000)
  and
  cumulative
  earnings
--------------------------------------------------------------------------------------------------------------
Balance,    36,487,500     2,001,500  0        0         891,924           0         (252,424)     2,641,000
  December
  31, 2001
==============================================================================================================

                                    F-5

NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BUSINESS ACTIVITY

        United Film Partners, Inc. (A Development Stage Company)(the Company) was acquired by ILN Bethany Corporation on July 9th, 2001, to continue the operations of United Film Partners, Inc. as a public entity.

        The Company's current plan is to concentrate its business development efforts on opportunities available in the film production business, including made for TV series and feature films. The development of two motion picture projects and 1 cable t.v. series will receive the bulk of the company's management time and financial resources, if and when the financial resources become available.

        The Company is in the process of establishing itself as packager of filmed entertainment products. The Company intends to cover an untapped market based upon the knowledge that the sums of money currently spent by the major studios far exceed the actual costs required to develop and package motion pictures and TV shows. Due to existing overhead and volume, a major studio may spend as much as two million dollars ($2,000,000.00) and two years time developing a concept to the point of beginning production on that particular project. The Company is positioned to exploit that market as the foundation of the company's future.

        The Company's major marketing strategy is based on selling "within budget" fully "Packaged" productions to the marketplace at highly competitive prices. This includes video and cable distribution outlets in addition both the domestic and foreign markets. The growing availability for viewers in countries outside the USA to receive USA cable network productions from HBO, Show Time and others, has increased demand for the type of programming that The Company is planning to "Package".

        The Company will establish sales outlets, through strategic alliances, through out its market place. A strong company representative network, coupled with well-chosen, competently packaged projects will provide a basis for success. Under its marketing plan the company is also developing relationships with writers and independent producers to assure that the Company has a constant flow of projects under review. Included in this stream of projects are feature length films, made for TV films "MOW's", mini series for TV, TV feature series, Cable T.V. Series. While each has a different market place, they all, as in any business, want the most for the least cost. The company has as one of its missions, the cost efficient packaging of its projects. Cost efficiency will become a hallmark of UFP and will be the source of the company's internal growth.

        To date The Company's current business activities have consisted primarily of developing a business plan, assembling a management team, and pursuing packaging opportunities and financing. As of September 30th, 2001, the Company had not yet commenced any formal business operations. The Company's fiscal year end is December 31.

        The Company's ability to commence operations is contingent upon its ability to raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        INCOME TAXES

        The Company follows Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes". FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

        ADVERTISING

        Advertising costs will be expensed as incurred.

        NET LOSS PER COMMON SHARE

        Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period.
        Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

        CASH AND CASH EQUIVALENTS

        The company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

        DEVELOPMENT STAGE COMPANY

        The Company has been devoting its efforts to activities such as raising capital, establishing sources of information, and developing markets for its planned operations. The Company has not yet generated any revenues and, as such, it is considered a development stage company.

                                 F-6



NOTE 2.  RELATED PARTY TRANSACTIONS

        The Company Canceled and reissued 5,000,000 shares of common stock to ILN Industries, LLC, which is 100% owned by the President and sole director of the Company in July 2001. These shares were issued pursuant to the Plan of Reorganization (The
        Plan) consummated on July 9th, 2001, incorporated by reference in this report as exhibit 2.1. See Item 1 of this Report.

        The Company issued 30,000,000 shares of common stock to the shareholders of United Film Partners, Inc. a Delaware corporation in July 2001. These shares were issued pursuant to the Plan of Reorganization (The Plan) consummated on July 9th, 2001, incorporated by reference in this report as exhibit
        2.1. See Item 1 of this Report.

        The Company's shareholders contributed capital in the amount of $2,136 without reimbursement from the Company as additional paid in capital.

NOTE 3.  INCOME TAXES

        At September 30, 2001, the Company had a net operating loss of approximately $3,424. This loss may be used to offset federal income taxes in future periods. However, if subsequently there are ownership changes in the Company, as defined in
        Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carry forwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carry forwards is dependent on the Company's ability to generate sufficient taxable income during the carry forward periods and no further significant changes in ownership.

        The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized. It is Management's opinion that the entire deferred tax benefit of $186 resulting from the net operating loss may not be recognized in future periods. Therefore, a valuation allowance equal to the deferred tax benefit of $186 has been established, resulting in no deferred tax benefits as of the balance sheet date.

NOTE 4.  GOING CONCERN AND MANAGEMENT'S PLANS

        As shown in the accompanying financial statements, the Company incurred a net loss of $3,424 for the period from inception (April 2, 2001) to September 30, 2001. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its cash requirements through the financial support of its shareholders until such time as it finds operating capital. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                                 F-7



NOTE 5.  STOCKHOLDER'S EQUITY

        SALE OF SHARES

        In July 2001, the Company issued 35,000,000 shares of common stock pursuant to the Plan of Reorganization (The Plan) consummated on July 9th, incorporated by reference in this report as exhibit 2.1. See Item 1 of this Report.

        CAPITAL CONTRIBUTED

        In quarter ending September 30th 2001, the shareholders of the Company contributed $2,136 to pay for the Company's organizational and operating expenses and review fees.

        PREFERRED STOCK

        The Board of Directors is authorized to establish the rights and preferences of preferred stock. To date, the Board of Directors has not established those rights and preferences.

                                 F-8



ITEM 8.  CHANGE IN FISCAL YEAR

      Not Applicable

EXHIBITS

2.1.   Agreement and Plan of Reorganization between United Film
       Partners,  Inc. and ILN Bethany Corporation.

3.1. Certificate of Amendment to Articles of Incorporation of ILN Bethany Corporation.

3.2.   Minute of Special Meeting of ILN Bethany Corporation

3.3.   Minute of Special Meeting of United Film Partners, Inc.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                     United Film Partners,  Inc.


  September 24, 2001                 By /s/ Kevin Reem
                                     --------------------------------
                                     Kevin Reem, President



Exhibit 2.1

      Date: July 9, 2001


      AGREEMENT AND PLAN OF REORGANIZATION among ILN Bethany Corporation, a Texas Corporation ("Bethany" or "Registrant"); ILN Industries, LLC, a Texas Limited Liability Company hereof (the "Bethany Shareholder"), being the owner of record of all of the issued and outstanding stock of Bethany; United Film Partners, Inc., a Delaware Corporation ("UFP"); and the shareholders of UFP hereof (collectively the "UFP Shareholders").


      WHEREAS, the respective Boards of Directors of Bethany and UFP and the shareholders of UFP have adopted resolutions pursuant to which Bethany shall acquire and UFP shall exchange the assets and liabilities described in Exhibit B hereof (hereinafter, respectively, the "Assets" or the "Liabilities"), which is incorporated herein by reference; and


      WHEREAS, the sole consideration for the Assets shall be the exchange of 30,000,000 "unregistered" and "restricted" shares of $0.0001 par value common stock of Bethany, and the assumption of the Liabilities; and



      WHEREAS, ILN Industries, LLC, after the effectuation of this plan, will transfer its 5,000,000 shares of $0.0001 par value common stock of Bethany (issued originally on April 2, 2001) to the Registrant for cancellation. The Registrant will then issue to ILN Industries, LLC 5,000,000 unregistered and restricted shares of $0.0001 par value common stock of the Registrant.


      WHEREAS, the UFP Shareholders shall acquire in exchange such shares of the Company in a reorganization within the meaning of
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended;

      NOW, THEREFORE, Bethany, UFP and the Shareholders of UFP shall adopt this plan of reorganization and agree as follows:

1.    PURCHASE AND SALE OF ASSETS

1.1. PURCHASE AND SALE. Bethany hereby agrees to acquire and UFP hereby agrees to exchange the Assets owned by UFP as of June 30, 2001.

1.2. CONSIDERATION FOR THE ASSETS. The consideration paid for the Assets shall consist solely of 30,000,000 "unregistered" and "restricted" shares of $0.0001 par value common stock of Bethany to be issued in exchange therefor, and the assumption of the Liabilities.

1.3. DELIVERY OF SHARES. Upon the execution and delivery by UFP of an assignment or assignments and other instruments required or necessary to transfer the Assets to Bethany, Bethany shall deliver one stock certificate to or certificates to each of the UFP Stockholders in the amount set opposite in the amount set opposite their respective names as listed on Exhibit A hereto representing 30,000,000 "unregistered" and "restricted" shares of common stock of Bethany in the aggregate.

1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, UFP shall execute such additional instruments and take such other action as Bethany may request in order to exchange and transfer clear title and ownership in the Assets to Bethany.

1.5.  RESIGNATION OF PRESENT DIRECTORS AND EXECUTIVE OFFICERS
AND DESIGNATION OF NEW DIRECTORS AND EXECUTIVE OFFICERS. On Closing, Henry Jan shall resign as director and officers of Bethany and designate the directors and executive officers nominated by UFP to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of UFP, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be:
Kevin Reem, President and Director; Terence M. O'Keefe, Treasurer and Director; and Stephen Stotesbery, Secretary and Director.

1.6. CHANGE OF NAME. The signatures of the sole Bethany shareholder and Director in this Plan shall represent an unanimous written consent to change the Company name "Bethany" to "United Film Partners, Inc." by amending the Articles of Incorporation.

1.7. CLOSING. The Plan will be deemed to be closed on receipt of all the signatures of UFP Stockholders holding 100% of the current outstanding shares of UFP.

2.0.  CLOSING.

2.1. PLACE. The Closing contemplated herein shall be held at the offices of ILN Industries, LLC. 15007 Grove Gardens, Houston, TX 77082, unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

3.0  REPRESENTATIONS AND WARRANTIES OF BETHANY

Bethany represents and warrants as follows:

3.1. CORPORATE ORGANIZATION AND GOOD STANDING. Bethany is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

3.2.   REPORTING COMPANY STATUS.  Bethany has filed with the
Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12(g) thereunder.


3.3. CAPITALIZATION. Bethany's authorized capital stock consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.


3.4.  ISSUED STOCK.  All the outstanding shares of its Common
Stock are duly authorized and validly issued and non-assessable.

3.5. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Bethany Common or Preferred Stock issued or committed to be issued.

3.6. CORPORATE AUTHORITY. Bethany has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

3.7. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Bethany_s board of directors.

3.8. SUBSIDIARIES. Except as set out by attached schedule, Bethany has no subsidiaries.


3.9. FINANCIAL STATEMENTS. Bethany's financial statements dated April 30, 2001(the "Bethany Financial Statements"), fairly present the financial condition of Bethany as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.


3.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Bethany Financial Statements, Bethany did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

3.11. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Bethany since the date of the Bethany Financial Statements.

3.12. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Bethany, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Bethany or against any of its officers.

3.13. CONTRACTS. Except as set out by attached schedule, Bethany is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part after the date of this agreement.

3.14. TITLE. Except as set out by attached schedule, Bethany has good and marketable title to all the real property and good and valid title to all other property included in the Bethany Financial Statements. Except as set out in the balance sheet thereof, the properties of Bethany are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Bethany.

3.15. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Bethany for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Bethany Financial Statements are adequate to cover any such taxes that may be assessed against Bethany in respect of its business and its operations during the periods covered by the Bethany Financial Statements and all prior periods.

3.16. NO VIOLATION. Consummation of the Acquisition will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Bethany is subject or by which Bethany is bound.

4.0.  REPRESENTATIONS AND WARRANTIES OF UFP AND THE UFP
STOCKHOLDERS

UFP and the UFP Stockholders represent and warrant as follows:

4.1. OWNERSHIP. UFP owns the Assets, free and clear of any liens or encumbrances of any type or nature whatsoever, except the Liabilities, and UFP has full right, power and authority to convey these Assets without qualification.

4.2.  CONDITION OF THE ASSETS.  At the time of Closing, the
Assets shall be in good and marketable condition, suitable for the uses for which they were intended and, reasonable wear and tear excepted, shall be free of any material defect.

4.3. CORPORATE ORGANIZATION AND GOOD STANDING. UFP is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

4.4. CORPORATE AUTHORITY. UFP has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

4.5. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by UFP's board of directors and shareholders.

4.6. SUBSIDIARIES. Except as set out by attached schedule, UFP has no subsidiaries.

4.7. FINANCIAL STATEMENTS. UFP's financial statements dated as of June 30, 2001, copies of which will have been delivered by UFP to Bethany prior to the Acquisition Date (the "UFP Financial Statements"), fairly present the financial condition of UFP as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

4.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the UFP Financial Statements, UFP did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

4.9. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of UFP since the date of the UFP Financial Statements.

4.10. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of UFP, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against UFP or against any of its officers.

4.11. CONTRACTS. Except as set out by attached schedule, UFP is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

4.12. TITLE. Except as set out by attached schedule, UFP has good and marketable title to all the real property and good and valid title to all other property included in the UFP Financial Statements. Except as set out in the balance sheet thereof, the properties of UFP are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of UFP.

4.13. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by UFP for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the UFP Financial Statements are adequate to cover any such taxes that may be assessed against UFP in respect of its business and its operations during the periods covered by the UFP Financial Statements and all prior periods

4.14. NO VIOLATION. Consummation of the Acquisition will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of UFP is subject or by which UFP is bound.

5.0.  CONDITIONS PRECEDENT TO OBLIGATIONS OF UFP
All obligations of UFP under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

5.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Bethany contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

5.2. DUE PERFORMANCE. Bethany shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

5.3. OFFICERS' CERTIFICATE. UFP shall have been furnished with a certificate signed by the President of Bethany, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Bethany contained herein are true and correct; and (2) that since the date of the financial statements (Exhibits C), there has been no material adverse change in the financial condition, business or properties of Bethany, taken as a whole.

5.4. ASSETS AND LIABILITIES OF BETHANY. Unless otherwise agreed, Bethany shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

5.5. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS AND DESIGNATION OF NEW DIRECTORS AND EXECUTIVE OFFICERS. The present directors and executive officers of Bethany shall resign, and shall have designated nominees of UFP as outlined in Section 1.5 hereof as directors and executive officers of Bethany to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Bethany, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

6.0.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BETHANY
All obligations of Bethany under this Plan are subject, at Bethany's option, to the fulfillment, before or at the Closing, of each of the following conditions:


6.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of UFP contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

6.2. DUE PERFORMANCE. UFP shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

6.3. OFFICERS' CERTIFICATE. Bethany shall have been furnished with a certificate signed by the President of UFP, in such capacity, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of UFP are true and correct; and (2) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of UFP, taken as a whole.

6.4. BOOKS AND RECORDS. The Board of Directors of UFP shall have caused UFP to make available all books and records of UFP, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Bethany at Closing.

7.0.  TERMINATION

7.1. TERMINATING THE PLAN. Prior to Closing, this Plan may be terminated (1) by mutual consent in writing;(2) by either the sole director of Bethany or UFP and the UFP Stockholders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the sole director of Bethany or the directors of UFP if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

8.0.  ARBITRATION

8.1. SCOPE.  The parties hereby agree that any and all claims
(except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Texas.

8.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Texas. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

8.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Texas, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

8.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

8.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

8.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

8.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

8.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

8.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

8.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

9.0.  GENERAL PROVISIONS.

9.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

9.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

9.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

9.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to UFP, to:

United Film Partners, Inc.
1224 N. Lincoln St.
Burbank, CA 91506


If to Bethany, to:

ILN Bethany Corporation
C/O ILN Industries
P.O. Box 6162
Burbank, CA 91510

9.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

9.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

9.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

9.10. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

9.11. NO REVERSE SPLIT. All stockholders of Bethany, including those to receive shares pursuant to Section 1.3 hereof, shall be protected against any reverse split that occurs in the reorganized company for a period of two years following Closing, and in the event of any such reverse split, such stockholders shall be entitled to have the reorganized company issue them additional shares to increase their respective stock holdings as though such reverse split had never been effected.

9.12. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.


ILN BETHANY CORPORATION


Date: 7/9/01                  /s/ Henry L. Jan
                              Henry L. Jan, President


BETHANY STOCKHOLDER


Date: 7/9/01                  /s/ Henry L. Jan
                              Henry L. Jan, ILN Industries, LLC


United Film Partners,  Inc.



Date: 7/9/01                  /s/ Kevin Reem
                              Kevin Reem, President


UFP STOCKHOLDERS



Date: 7/9/01                  /s/ Terence M. O'Keefe
                              Terence M. O'Keefe


Date: 7/9/01                  /s/ Kevin Reem
                              Kevin Reem


Date: 7/9/01                  /s/Stephen Stotesbery
                              Stephen Stotesbery




                              EXHIBIT A

STOCKHOLDERS OF UNITED FILM PARTNERS, INC.

Name and Address                 Number of Shares      Number of Shares
                                 Owned of UFP          of Bethany to be
                                                       Received in
                                                       Exchange
Terence M. O'Keefe                  500               10,000,000
12111 Beatrice Street
Culver City, CA 90230

Stephen Stotesbery                  500               10,000,000
2715 Abbot Kinney Blvd. #15
Venice, CA 90291

Kevin Reem                          500               10,000,000
1224 N. Lincoln St.
Burbank, CA 91506




Initialed:   /s/hj    7/9/01               /s/kr   7/9/01
            Bethany   Date                   UFP   Date




                              EXHIBIT B

ASSETS AND LIABILITIES OF UFP

The list of Assets provided by UFP to Bethany as of June 30,2001:


COMPANY ASSETS - SCREENPLAYS / TELEPLAYS / BOOKS

TITLE OF PROPERTY       GENRE OF PROPERTY	            MARKET VALUE

TRAILER PARK            QUIRKY ADVENTURE COMEDY       $ 30,000.00
DEFIANCE                ACTION THRILLER               $ 30,000.00
MEXICAN BOUNTY          ACTION ADVENTURE              $ 30,000.00
TIGER'S PAW             HIGH ADVENTURE                $ 100,000.00
RAMOUS IV               SCIENCE FICTION               $ 100,000.00
BEOWULF                 EPIC MEDIEVAL LOVE STORY      $ 100,000.00
THE GUARD NEVER SLEEPS  COMEDY ADVENTURE              $ 100,000.00
THE CASE OF THE MISSING CORPSE COMEDY SPOOF           $ 100,000.00
KEY WEST                EPISODIC DETECTIVE SERIES     $ 300,000.00


TOTAL VALUE OF PROPERTIES                             $ 890,000.00
                                                      ============


UFP CURRENTLY HAS NO LIABILITIES.




Initialed: /s/hj    7/9/01               /s/kr   7/9/01
            Bethany   Date                   UFP   Date




                              EXHIBIT C



                       ILN BETHANY CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                        FINANCIAL STATEMENTS
                        AS OF APRIL 30, 2001



                       ILN BETHANY CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)


                              CONTENTS

                                                              Page
                                                              ----

INDEPENDENT AUDITOR'S REPORT                                   F-2

FINANCIAL STATEMENTS

  Balance Sheet                                                F-3

  Statement of Loss and Accumulated Deficit During             F-4
  the Development Stage

  Statement of Cash Flows                                      F-5

  Statement of Stockholder's Equity                            F-6

NOTES TO FINANCIAL STATEMENTS                           F-7 to F-9

                                F-1



                    Independent Auditor's Report
                    ----------------------------


Stockholders and Board of Directors
ILN Bethany Corporation (A Development Stage Company)
Houston, Texas

We have audited the accompanying balance sheet of ILN Bethany Corporation (A Development Stage Company), as of April 30, 2001, and the related statements of loss and accumulated deficit during the development stage, cash flows, and stockholder's equity for the period from inception (April 2, 2001) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ILN
Bethany Corporation (A Development Stage Company) at April 30,
2001, and the results of its operations and its cash flows for the period from inception (April 2, 2001) to April 30, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred a loss of $1,238 from inception (April 2, 2001) to April 30, 2001, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                      /s/ Dohan and Company, CPA's

May 2, 2001
Miami, Florida

                                F-2


ILN BETHANY CORPORATION
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
April 30, 2001

ASSETS

Deferred tax asset, less valuation allowance of $186         $   -
TOTAL ASSETS                                                 $   -
                                                             =========



LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES                                                  $   -
                                                             ---------
      TOTAL LIABILITIES                                          -
                                                             ---------
COMMITMENTS AND CONTINGENCIES (NOTE 4)

STOCKHOLDER'S EQUITY

   Preferred Stock, $.0001 par value, 20,000,000 shares
      authorized; none outstanding                           $   -
   Common Stock, $.0001 par value, 100,000,000 shares
      authorized; 5,000,000 shares issued and outstanding        500
   Additional paid-in capital                                  1,738
   Stock subscription receivable                              (1,000)
   Deficit accumulated during the development stage           (1,238)
                                                             ---------
      TOTAL STOCKHOLDER'S EQUITY                                 -
                                                             ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                   $   -
                                                             =========

See accompanying notes.

                                 F-3



ILN BETHANY CORPORATION
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE
For the period from inception (April 2, 2001) to April 30, 2001

EXPENSES
    Organizational expenses                                  $   300
    Professional fees                                            938
                                                             ---------
NET LOSS BEFORE INCOME TAX                                   $(1,238)

INCOME TAXES                                                     -
                                                             ---------
NET LOSS AND ACCUMULATED DEFICIT DURING THE
 DEVELOPMENT STAGE                                           $(1,238)
                                                             =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(BASIC AND DILUTED)                                          5,000,000
                                                             =========
NET LOSS PER SHARE (BASIC AND DILUTED)                       $ (0.00)
                                                             =========

See accompanying notes.

                                 F-4


ILN BETHANY CORPORATION
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
For the period from inception (April 2, 2001) to April 30,2001

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                  $(1,238)
                                                              ---------
        NET CASH USED BY OPERATING ACTIVITES                   (1,238)
                                                              ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Capital Contributed                                         1,238
                                                              ---------
       NET CASH PROVIDED BY FINANCING ACTIVITIES                1,238
                                                              ---------
NET INCREASE IN CASH AND EQUIVALENTS FOR THE PERIOD
    AND CUMULATIVE DURING THE DEVELOPMENT STAGE                   -

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                   -
                                                              ---------
CASH AND CASH EQUIVALENTS - END OF PERIOD                     $   -
                                                              =========
SUPPLEMENTAL DISCLOSURES
    Interest paid                                             $   -
    Income taxes paid                                         $   -

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES
    Common stock issued for stock subscriptions receivable    $ 1,000
                                                              ---------

See accompanying notes.

                                 F-5


ILN BETHANY CORPORATION
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER'S EQUITY

                                                                      Accumulated
                                                                        Deficit
                           Common Stock      Additional    Stock      During the     Total
                       --------------------   Paid-In   Subscription  Development Stockholder's
Description             Shares      Amount    Capital    Receivable      Stage       Equity
-----------------------------------------------------------------------------------------------
Common stock issued
 for cash               5,000,000   $ 500     $   500    $(1,000)       -

Contributed capital       -           -         1,238       -           -           1,238

Net loss and cumulative
 loss during the
 development stage        -           -          -                    (1,238)      (1,238)
-----------------------------------------------------------------------------------------------
BALANCE,
 April 30, 2001         5,000,000   $ 500     $ 1,738    $(1,000)    $(1,238)      $  -
===============================================================================================

See accompanying notes.

                                F-6



NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BUSINESS ACTIVITY

        ILN Bethany Corporation (A Development Stage Company)(the Company) was incorporated in Texas on April 2, 2001, to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At April 30, 2001, the Company had not yet commenced any formal business operations. The Company's fiscal year end is December 31.

        The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        INCOME TAXES

        The Company follows Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes". FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

        ADVERTISING

        Advertising costs will be expensed as incurred.

        NET LOSS PER COMMON SHARE

        Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period.
        Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

        CASH AND CASH EQUIVALENTS

        The company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

        DEVELOPMENT STAGE COMPANY

        The Company has been devoting its efforts to activities such as raising capital, establishing sources of information, and developing markets for its planned operations. The Company has not yet generated any revenues and, as such, it is considered a development stage company.

                                 F-7



NOTE 2.  RELATED PARTY TRANSACTIONS

        The Company issued 5,000,000 shares of common stock to ILN Industries, LLC, which is 100% owned by the President and sole director of the Company in April 2001. These shares were issued for a total value of $1,000.

        ILN Industries, LLC, the Company's sole shareholder contributed capital in the amount of $1,238, per a signed agreement dated April 2, 2001. The agreement calls for ILN Industries, LLC to provide the following services, without reimbursement from the Company, until the Company enters into a business combination as described in Note 1:

          a.  Location and review of potential target companies
          b. Payment of all corporate, organizational, and other costs incurred by the Company.

NOTE 3.  INCOME TAXES

        At April 30, 2001, the Company had a net operating loss of approximately $1,238. This loss may be used offset federal income taxes in future periods. However, if subsequently there are ownership changes in the Company, as defined in
        Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carryforwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carryforwards is dependent on the Company's ability to generate sufficient taxable income during the carryforward periods and no further significant changes in ownership.

        The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized. It is Management's opinion that the entire deferred tax benefit of $186 resulting from the net operating loss may not be recognized in future periods. Therefore, a valuation allowance equal to the deferred tax benefit of $186 has been established, resulting in no deferred tax benefits as of the balance sheet date.

NOTE 4.  GOING CONCERN AND MANAGEMENT'S PLANS

        As shown in the accompanying financial statements, the Company incurred a net loss of $1,238 for the period from inception (April 2, 2001) to April 30, 2001. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its cash requirements through the financial support of its shareholders until such time as it finds a merger partner. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                                 F-8



NOTE 5.  STOCKHOLDER'S EQUITY

        SALE OF SHARES

        In April 2001, the Company issued 5,000,000 shares of common stock for a total of $1,000. A stock subscription receivable was recorded in connection with this transaction.

        CAPITAL CONTRIBUTED

        In April 2001, the sole shareholder of the Company contributed $1,238 to pay for the Company's organizational expenses and audit fees.

        PREFERRED STOCK

        The Board of Directors is authorized to establish the rights and preferences of preferred stock. To date, the Board of Directors has not established those rights and preferences.

                                 F-9






Initialed: /s/hj    7/9/01               /s/kr   7/9/01
            Bethany   Date                   UFP   Date



                              EXHIBIT D

None.

Initialed: /s/hj    7/9/01               /s/kr   7/9/01
            Bethany   Date                   UFP   Date


                              EXHIBIT E

United Film Partners,  Inc.
From Inception (May 10, 2001) to June 30, 2001
BALANCE SHEET
UNAUDITED

ASSETS

CASH                                            $   -
OTHER ASSETS
   SCREENPLAYS                                  $890,000

TOTAL ASSETS                                    $890,000
                                                ========


LIABILITIES                                     $   -
                                                --------
      TOTAL LIABILITIES                             -
                                                ========



Initialed: /s/hj    7/9/01               /s/kr   7/9/01
            Bethany   Date                   UFP   Date



                              EXHIBIT F

None.



Initialed: /s/hj    7/9/01               /s/kr   7/9/01
            Bethany   Date                   UFP   Date



                              EXHIBIT G


      ACKNOWLEDGEMENT AND APPROVAL OF TERMS AND CONDITIONS


      Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, UFP, and the stockholders of UFP, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan and any and all material documents regarding the Company. I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

      I further understand that immediately prior to the completion of the Plan, Bethany had no assets and no liabilities, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of UFP for shares of Bethany results in a decrease in the actual percentage of ownership that my shares of UFP represented in UFP prior to the completion of the Plan.

    I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of accounting firms for the Company. I understand that the accountant for the Company is Dohan and Company, 7700 North Kendall Drive, #204, Miami, FL, 33156-7564, Telephone
(305) 274-1366. I further understand that, upon the completion of the Plan, no accountant, attorney, employee or consultant will have any claim of any kind against the Company for any event or occurrence on or prior to the completion of the Plan.

     I also understand that I must bear the economic risk of ownership of any of the Bethany shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

      I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to UFP for use by Bethany as they are made to induce you to issue me the shares of Bethany under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

      1. That the shares being acquired are being received for investment purposes and not with a view Toward further distribution;

      2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

      3. That I understand the meaning of "unregistered" shares and know that they are not freely tradeable;

     4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

     5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

      6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

    7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

      8. I also understand that without approval of counsel for Bethany, all shares of Bethany to be issued and delivered to me in exchange for my shares of UFP shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

     The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

     Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Bethany will attempt to accommodate any stockholders' request where Bethany views the request is made for valid business or personal reasons so long as in the sole discretion of Bethany, the granting of the request will not facilitate a "public" distribution of unregistered shares of Bethany.


     You are requested and instructed to issue a stock certificate as follows, to-wit:

          --------------------------------------------------------


          (Name(s) and Number of Shares)

          --------------------------------------------------------
          (Address)

          --------------------------------------------------------
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.



United Film Partners,  Inc.


Date:7/9/01      /s/ Terence M. O'Keefe
                 Terence M. O'Keefe


Date:7/9/01           /s/ Kevin Reem
                           Kevin Reem


Date:7/9/01            /s/ Stephen Stotesbery
                           Stephen Stotesbery


Initialed: /s/hj    7/9/01               /s/kr   7/9/01
            Bethany   Date                   UFP   Date



                              EXHIBIT H


                 CERTIFICATE OF OFFICER PURSUANT TO

                AGREEMENT AND PLAN OF REORGANIZATION


      The undersigned, the President of ILN Bethany Corporation, a Texas corporation ("Bethany"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Bethany; United Film Partners, Inc., a Delaware corporation ("UFP"); and the UFP Stockholders, to-wit:

      1. That the undersigned, Henry Jan, is the President of Bethany and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to UFP and the UFP Stockholders;

      2. Based upon the personal knowledge, information and belief of the undersigned and opinions of counsel for Bethany regarding the
Plan:

      (i) All representations and warranties of Bethany contained within the Plan are true and correct;

      (ii) Bethany has complied with all terms and provisions required of it pursuant to the Plan; and

 (iii) have been no material adverse changes in the financial position of Bethany as set forth in its financial statements for the period ending April 30, 2001, except as set forth in Exhibit D to the Plan.


ILN BETHANY CORPORATION



By:/s/ Henry L. Jan
       Henry L. Jan, President



Initialed: /s/hj    7/9/01               /s/kr   7/9/01
            Bethany   Date                   UFP   Date



                             EXHIBIT I


               CERTIFICATE OF OFFICER PURSUANT TO

              AGREEMENT AND PLAN OF REORGANIZATION


      The undersigned, the President of United Film Partners Inc., a Delaware Corporation ("UFP"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between UFP; the UFP Stockholders; ILN Bethany Corporation, a Texas Corporation ("Bethany") to-wit:

      1. That the undersigned, Kevin Reem, is the President of UFP and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Bethany;

      2. Based upon the personal knowledge, information and belief of the undersigned and opinions of counsel for UFP regarding the Plan:

      (i) All representations and warranties of UFP contained within the Plan are true and correct;

 (ii) UFP has complied with all terms and provisions required of it pursuant to the Plan; and

 (iii) have been no material adverse changes in the financial position of UFP as set forth in its financial statements for the period ending June 30, 2001, except as set forth in Exhibit F to the Plan.


United Film Partners,  Inc.



By:/s/ Kevin Reem
       Kevin Reem, President





Initialed: /s/hj    7/9/01               /s/kr   7/9/01
            Bethany   Date                   UFP   Date




Exhibit 3.1
                         CERTIFICATE OF AMENDMENT
                                    OF
                         ARTICLES OF INCORPORATION

ILN Bethany corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Texas, does hereby certify:

FIRST: That at a meeting of the Board of Directors of ILN Bethany corporation, resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "1,6 " so that, as amended said Articles shall be and read as follows:

ARTICLE ONE, The name of the Corporation is; United Film Partners, Inc.

ARTICLE SIX, Principal Office and Registered Agent

The business address of the registered office of the Corporation and the name of its registered agent is
                   Sharlene Reese
                   C/o
                   SouthWest Promotions
                   7113 Burnet RD. Ste. #210
                   Austin, Texas 78757

The reregistered agent is a resident of the State of Texas


SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the shareholders of said corporation was duly called and held, the amendment was adopted by unamimous written consent of all shareholders in accordance with article 9.10 of the Texas Business Corporations Act, and any written notice required by such article has been given.


THIRD: That said amendments as duly adopted in accordance with the provisions of the the Texas Business Corporations Act.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said has caused its corporate seal to be hereunto affixed and this certificate to be signed by its authorized officer this day of July 9th, 2001



Kevin Reem,President
/s/ Kevin Reem
President



Exhibit 3.2
MINUTES OF THE BOARD OF DIRECTORS MEETING
FOR ILN BETHANY CORPORATION

DATE: JULY 9, 2001
TIME: 10:30am
PLACE: 15007 Grove Gardens, Houston, TX 77082

BOARD MEMBERS PRESENT:

Henry L. Jan        PRESIDENT, SECRETARY, & DIRECTOR

ALSO PRESENT WAS:

ILN Industries, LLC.    SOLE SHAREHOLDER OF BETHANY

RESOLVED, that the Company exchange the assets of United Film Partners, Inc., a Delaware Corporation ("UFP") described in Exhibit B in consideration of 30,000,000 "restricted" and "unregistered" sharesof the $0.0001 mill par value common stock of the Company and assume the liabilities of UFP described in Exhibit B of the Agreement and Plan of Reorganization (the "Plan") between the Company, UFP and the UFP Stockholders, presented to a meeting of the Board of Directors;

FURTHER, RESOLVED, that in the good faith judgment of the directors, the acquisition of the assets listed in Exhibit B and the assumption of the liabilities listed in Exhibit B as contemplated by the Plan is fair, just and equitable, and in the best interest of the stockholders of the Company;

FURTHER, RESOLVED, that such shares, when transferred, be deemed validly issued, fully paid and non-assessable;

FURTHER, RESOLVED, that the delivery of such shares be subject to the execution and delivery of the Plan by each such stockholder who is party to the Plan and UFP; and compliance by UFP and its stockholders with all of the terms and provisions thereof prior to Closing;

FURTHER, RESOLVED, that the officers of the Company be and they hereby are authorized and directed to execute and deliver the Plan and all other documents required or deemed necessary to complete the Plan for and on behalf of the Company pursuant to which the Company shall acquire the assets and assume the liabilities described in Exhibit B to the Plan in exchange for shares of the Company in a reorganization within the meaning of
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended;

FURTHER, RESOLVED, that on Closing, the following persons nominated by the Board of Directors of UFP be designated as the directors of the Company, to serve until the next annual meeting of the stockholders and until their successors are elected and qualify, or until his earlier resignation or termination: Kevin Reem, Terence M. O'Keefe, and S. Drew Stotesbery.

FURTHER, RESOLVED, that Kevin Reem, be elected as President;
Terence M. O'Keefe be elected as Treasurer; and S. Drew
Stotesbery be elected as Secretary.

FURTHER, RESOLVED, if the Plan is completed as contemplated, the Company accept the resignation of Henry L. Jan effective on the Closing.




Date: 7-09-01                            /s/ Henry Jan
                                             Henry L. Jan


Exhibit 3.3

MINUTES OF SPECIAL MEETING
OF BOARD OF DIRECTORS
OF UNTED FILM PARTNERS, INC.

      The special meeting of the Board of Directors of the Corporation was held on the date and at the time and place set forth in the written waiver of Notice signed by the Board of Directors, fixing such time and place, and prefixed to the minutes of this meeting.

      There were present the following :

            KEVIN REEM-PRESIDENT
            STEPHEN STOTESBERY aka S. Drew Stotesbery-SECRETARY
            TERRY O'KEEFE-TREASURER

      being all of the Directors of the Corporation.

      Also present: United Film Partners, Inc.

            KEVIN REEM                                 500 shares
            STEPHEN STOTESBERY aka S. Drew Stotesbery  500 shares
            TERRY O'KEEFE                              500 shares

      being all of the Shareholders of the Corporation.

      The meeting was called to order by the President. It was moved, seconded and unanimously carried that

            KEVIN REEM acted as Chairman and
            STEPHEN STOTESBERY acted as Secretary.

After discussion, upon motion duly made, seconded and carried, it was,

RESOLVED that United Film Partners, Inc., a Delaware Corporation, exchange all the assets described in exhibit B of the Agreement and Plan of Reorganization (the Plan) between United Film Partners, Inc, the United Film Partners, Inc. stockholders and ILN Bethany corporation, and all the United Film Partners, Inc. liabilities, for 30,000,000 "restricted" and " unregistered" shares of 0.0001 mill par common stock of ILN Bethany corporation.

FURTHER RESOLVED, that on Closing, the Board of Directors approve the dissolution of the Corporation as a Delaware Corporation as of this date.

FURTHER RESOLVED, that Kevin Reem, as President; Terence M. O'Keefe as Treasurer; and Stephen Stotesbery as Secretary acting as the newly appointed Board of Directors of ILN Bethany Corp., approve an amendment to the articles of incorporation to change the name of ILN Bethany corporation to United Film Partners, Inc.

FURTHER RESOLVED, that Kevin Reem, as President; Terence M. O'Keefe as Treasurer; and Stephen Stotesbery as Secretary acting as the newly appointed Board of Directors of ILN Bethany Corp approve an amendment to the articles of incorporation to change the registered agent from Henry Jan, 15007 Grove Gardens, Houston, Texas 77082 to Sharlene Reese, C/o SouthWest Promotions; 7113 Burnet RD. Ste. #210;Austin, Texas 78757.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, it was adjourned.

                                      /s/ Stephen Stotesbery
                                          Secretary
/s/Stephen Stotesbery
Director
/s/ Kevin Reem
Director
/s/ Terence M. O'keefe
Director
____________________________
Date7/09/01

/s/Stephen Stotesbery
Shareholder
/s/ Kevin Reem
Shareholder
/s/ Terence M. O'keefe
Shareholder
____________________________
Date 7/09/01